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                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the following with respect to Post-Effective Amendment No. 10 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A of Warburg, Pincus Institutional Fund, Inc. (File No. 33-47880):

                  1. The incorporation by reference of our report dated December 18, 1996 on our audit of the financial statements and financial highlights of Warburg, Pincus Institutional Fund, Inc. - International Equity Portfolio, the Small Company Growth Portfolio, and the Emerging Markets Portfolio.

                  2. The inclusion of our report dated January 27, 1997 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Global Fixed Income Portfolio.

                  3.     The reference to our Firm under the caption
                         "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.






                                          /s/  Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 27, 1997